Exhibit 99.1

Ovid Therapeutics Reports Third Quarter 2019 Financial Results and Recent Progress

Announced Positive Initial Results from the Ongoing ENDYMION trial with OV935 (Soticlestat) in Rare Epilepsies; Sustained and Progressively-Improving Median Seizure Frequency Reduction with Prolonged Treatment in Difficult-to-Treat Patient Population

Strengthened Financial Position with the Completion of a Public Equity Offering Raising Approximately $33.7 Million in Net Proceeds

Expects Four Clinical Data Readouts Across Pipeline in 2020 Including Topline Results from Pivotal

Phase 3 NEPTUNE Trial in Angelman Syndrome

NEW YORK  – November 8, 2019 – Ovid Therapeutics Inc. (NASDAQ: OVID), a biopharmaceutical company committed to developing medicines that transform the lives of people with rare neurological diseases, today reported financial results for the third quarter ended September 30, 2019 and provided an overview of the company’s recent progress.

“2020 is poised to be a transformational year for Ovid. We expect multiple clinical trial data readouts across our pipeline including topline results from our pivotal Phase 3 NEPTUNE trial in Angelman syndrome,” said Jeremy Levin, DPhil, MB, BChir, Chairman and Chief Executive Officer of Ovid Therapeutics. “All of our development programs demonstrate strong momentum. This is highlighted most recently by the initial positive results from our ENDYMION study in rare epilepsies, robust enrollment trends in our randomized ELEKTRA study, as well as the commencement of patient enrollment in the pivotal Phase 3 NEPTUNE trial. We completed a public equity offering in October and now have the resources necessary to take us through these anticipated clinical data inflection points. We are excited by the upcoming events in our pipeline and believe they hold great promise for creating value for both patients and shareholders.”

Recent Progress and Upcoming Milestones

OV101 (gaboxadol) for Angelman Syndrome

•	Commenced patient enrollment in the pivotal Phase 3 NEPTUNE trial.
o	Topline results from the trial are expected in mid-2020.

OV101 (gaboxadol) for Fragile X Syndrome

•	Results from the Phase 2 ROCKET trial are expected in early 2020.

OV935 (soticlestat) for Rare Developmental and Epileptic Encephalopathies (DEE)

•	Reported positive initial data from the open-label extension ENDYMION trial from patients who previously completed Ovid’s 12-week Phase 1b/2a clinical trial of soticlestat in adults with DEE.
o	Overall, safety and tolerability observations with soticlestat in the ENDYMION study were consistent with the completed Phase 1b/2a clinical trial.
o

Longer-term data from ENDYMION out to 48 weeks suggest increased seizure reduction with prolonged treatment of soticlestat in this difficult-to-treat, adult patient population with various types of DEE.

o	Median seizure frequency reductions were 84% following 25-36 weeks (n=6) and 90% following 37-48 weeks (n=4) of treatment.
o	Longest seizure-free durations experienced by two different patients were 264 consecutive days and 150 consecutive days, respectively.

•	Initial data from the open-label Phase 2 ARCADE trial in individuals with Dup15q syndrome or CDKL5 Deficiency is expected in the first quarter of 2020.

•	Data from the global, randomized Phase 2 ELEKTRA trial in children with Dravet syndrome or Lennox-Gastaut syndrome is expected in the second half of 2020.

•	To date, all patients who have completed the Phase 2 ARCADE and ELEKTRA trials continue to roll over into the ENDYMION open-label extension study.

Corporate

•	Strengthened financial position with the completion of a public equity offering in October 2019, resulting in net proceeds of approximately $33.7 million.

•	Announced the promotions of Amit Rakhit, M.D., MBA to President and Timothy Daly to Executive Vice President, Finance as the company prepares for its next stage of growth.

Third Quarter 2019 Financial Results

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As of September 30, 2019, cash and cash equivalents totaled $37.9 million. In addition, Ovid completed a public equity offering in October 2019 resulting in net proceeds of approximately $33.7 million, including the exercise of the green shoe option, and after deducting the underwriting discounts and commissions and estimated offering expenses.

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Research and development expenses were $11.6 million for the third quarter ended September 30, 2019, as compared to $8.5 million for the same period in 2018. The increase of $3.1 million was primarily due to an increase in clinical activities related to the Company’s ongoing development programs.

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General and administrative expenses were $5.2 million for the third quarter ended September 30, 2019, as compared to $4.6 million for the same period in 2018. The increase of $0.6 million was primarily due to a decrease in payroll and payroll-related expenses of $0.4 million offset by an increase in professional fees and general office expenses of $1.0 million.

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The Company reported a net loss of $16.6 million, or basic and diluted net loss per share attributable to common stockholders of $0.43, for the third quarter of 2019, as compared to a net loss of $13.0 million, or net loss per share attributable to common stockholders of $0.53, for the same period in 2018.

About Ovid Therapeutics

Ovid Therapeutics Inc. is a New York-based biopharmaceutical company using its BoldMedicine® approach to develop medicines that transform the lives of patients with rare neurological disorders. Ovid has a broad pipeline of potential first-in-class medicines. The company’s most advanced investigational medicine, OV101 (gaboxadol), is currently in clinical development for the treatment of Angelman syndrome and Fragile X syndrome. Ovid is also developing OV935 (soticlestat) in collaboration with Takeda Pharmaceutical Company Limited for the potential treatment of rare developmental and epileptic encephalopathies (DEE).

For more information on Ovid, please visit http://www.ovidrx.com/.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding advancing Ovid’s product candidates, progress, timing, scope and the potential therapeutic benefits based on results of clinical trials for Ovid’s product candidates; and the anticipated reporting schedule of clinical data regarding Ovid’s product candidates. You can identify forward-looking statements because they contain words such as “will,” “believes” and “expects.” Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the fact that initial data from clinical trials may not be indicative, and are not guarantees, of the final results of the clinical trials and are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and/or more patient data become available.  Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth in Ovid’s filings with the Securities and Exchange Commission under the caption “Risk Factors”. Ovid assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,	For the Three Months Ended September 30,	For the Nine Months Ended September 30,	For the Nine Months Ended September 30,
	2019	2018	2019	2018
Operating expenses:
Research and development	$11,597,633	$8,544,547	$30,052,432	$25,168,446
General and administrative	5,168,103	4,631,228	14,089,106	14,636,941
Total operating expenses	16,765,736	13,175,775	44,141,538	39,805,387
Loss from operations	(16,765,736)	(13,175,775)	(44,141,538)	(39,805,387)
Interest income	131,164	213,992	649,504	725,709
Net loss	$(16,634,572)	$(12,961,783)	$(43,492,034)	$(39,079,678)
Net loss attributable to common stockholders	$(16,634,572)	$(12,961,783)	$(43,492,034)	$(39,079,678)
Net loss per share attributable to common stockholders, basic and diluted	$(0.43)	$(0.53)	$(1.21)	$(1.59)
Weighted-average common shares outstanding basic and diluted	38,504,825	24,634,380	35,872,441	24,623,225

Selected Condensed Balance Sheet Data

(Unaudited)

	September 30,	December 31,
	2019	2018
Cash, cash equivalents and short-term investments	$ 37,907,904	$ 41,500,652
Working capital[1]	$ 28,789,479	$ 35,423,690
Total assets	$ 40,694,177	$ 47,649,602
Total stockholders' equity	$ 30,046,599	$ 38,805,145

                                      1Working capital defined as current assets less current liabilities

Contacts

Investors and Media:

Ovid Therapeutics Inc.

Investor Relations & Public Relations

irpr@ovidrx.com

Or

Investors:

Steve Klass

Burns McClellan, Inc.

sklass@burnsmc.com

(212) 213-0006

Media:
Katie Engleman
1AB
katie@1abmedia.com
(919) 333-7722